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                       LETTERHEAD OF CAHILL GORDON & REINDEL         EXHIBIT 5.2



                                                               May 6, 1999



Atlas Air, Inc.
538 Commons Drive
Golden, Colorado  80401

                         Re:     Registration of Debt Securities

Ladies and Gentlemen:

                  We have acted as counsel for Atlas Air, Inc., a Delaware corporation ("Atlas"), in connection with the filing by Atlas of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement relates to up to $250,000,000 in aggregate principal amount of certain debt securities of Atlas (the "Debt Securities"). The Debt Securities will be issued by Atlas in one or more series pursuant to the provisions of an Indenture to be entered into between Atlas and The First National Bank of Chicago, as Trustee (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement (the "Indenture"), as amended by a separate securities resolution for each series of Debt Securities (each, a "Securities Resolution").

                  In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials and
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officers of Atlas, we have assumed the same to have been properly given and to be accurate.

                  Based upon the foregoing, assuming the due authorization, execution and delivery of the Indenture and each applicable Securities Resolution by each of the parties thereto, we are of the opinion that the Debt Securities, when duly authorized, executed and delivered on behalf of Atlas, authenticated by the Trustee in accordance with the terms of the Indenture and sold in accordance with the related purchase agreement or underwriting agreement between Atlas and the purchasers or underwriters, as the case may be, named therein will be validly issued and will constitute valid and binding obligations of Atlas entitled to the benefits of the Indenture and each applicable Securities Resolution in accordance with their terms and the terms of the Indenture and such Securities Resolution.

                  The opinion set forth above is subject to the effect of (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (whether applied by a court of law or equity) and (iii) the requirement that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

                  The opinion expressed herein is limited in all respects to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Securities" in the prospectus relating to the Debt Securities that constitutes a part of the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,


                                                     /s/ CAHILL GORDON & REINDEL